UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2016

Rapid7, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37496	35-2423994
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Summer Street, Boston, Massachusetts		02110
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (617) 247-1717

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)	Appointment of New Director

On October 31, 2016, the Board of Directors (the “Board”) of Rapid7, Inc. (the “Company”), upon recommendation of its Nominating and Corporate Governance Committee, appointed Judy Bruner to serve as a member of the Board to fill the remaining vacancy, effective immediately. Ms. Bruner will serve in the class of directors whose term expires at the Company’s Annual Meeting of Stockholders to be held in 2017. In addition, Ms. Bruner was appointed as a member of the Audit Committee of the Board, effective immediately.

Ms. Bruner, age 58, most recently served as the Executive Vice President, Administration and Chief Financial Officer of SanDisk Corp, a supplier of flash storage products, from June 2004 until May 2016, when SanDisk was acquired by Western Digital. Ms. Bruner also served as Senior Vice President and Chief Financial Officer for Palm, Inc. from 1999 to 2004. Prior to Palm, she held financial management positions with 3Com Corporation, Ridge Computers, Inc. and Hewlett Packard Company. Ms. Bruner currently serves on the board of directors of Brocade Communications Systems, Inc., a publicly traded data and storage networking products company and as chairman of its audit committee. Ms. Bruner also serves on the boards of directors of Applied Materials, Inc., a publicly traded semiconductor manufacturer, and Varian Medical Systems, Inc., a publicly traded manufacturer of medical devices and software. Ms. Bruner holds a B.A. in Economics from the University of California, Los Angeles and an M.B.A. from the University of Santa Clara.

There are no arrangements or understandings between Ms. Bruner and any other persons pursuant to which Ms. Bruner was appointed as a director of the Company.

Ms. Bruner will receive the standard director compensation that the Company provides to its non-employee directors as described in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on April 25, 2016. In addition, pursuant to the Company’s Non-Employee Director Compensation Policy, on October 31, 2016, Ms. Bruner was granted initial one-time grants in connection with her appointment to the Board (the “Initial Director Grants”) of: (i) a non-qualified stock option to purchase up to 29,542 shares of the Company’s common stock, having an exercise price equal to the fair market value of the Company’s common stock on such grant date and (ii) a restricted stock unit award covering 13,956 shares of the Company’s common stock. The Initial Director Grants will vest over three years, with one-third (1/3) of the shares of each such award vesting on each of the first three anniversaries of the grant date, and vest in full upon the consummation of a change in control transaction, subject to the continued service of Ms. Bruner as a member of the Board through such vesting dates. The Initial Director Grants are subject to the terms of the Company’s 2015 Equity Incentive Plan, as amended and the applicable award agreements thereunder. Furthermore, Ms. Bruner is entitled to receive additional annual equity awards in accordance with the terms and conditions of the Company’s Non-Employee Director Compensation Policy.

In addition, Ms. Bruner will enter into the Company’s standard form of indemnification agreement, the form of which has been filed as Exhibit 10.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 10, 2016.

A copy of the press release announcing Ms. Bruner’s appointment to the Board is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press release dated November 1, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rapid7, Inc.

Dated: November 1, 2016	By:	/s/ Steven Gatoff
Steven Gatoff
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated November 1, 2016